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CUSIP No. 897332102                                    Page  12  of  13  Pages

                            EXHIBIT 1

          Directors and Executive Officers of PennFirst Bancorp, Inc.

DIRECTORS OF PENNFIRST BANCORP, INC.

                    Present Principal Occupation
                     and Name and Address Where               Address of
Name                Such Employment Is Conducted         Business or Residence
- ----                -----------------------------        ---------------------

William B. Salsgiver  Chairman of the Board
                      PennFirst Bancorp, Inc. ESB Bank,
                      F.S.B.

                      Principal                         558 Callery Road
                      Perry Homes                       Evans City,
                      Zelienople, Pennsylvania          Pennsylvania  16033

Herbert S. Skuba      Vice Chairman of the Board
                      PennFirst Bancorp, Inc. ESB Bank,
                      F.S.B.

                      Director, President and Chief     728 Morningstar Drive
                       Executive Officer                Ellwood City,
                      Ellwood City Hospital             Pennsylvania  16117
                      Ellwood City, Pennsylvania


Charlotte A. Zuschlag President and Chief Executive     600 Lawrence Avenue
                       Officer                          Ellwood City,
                      PennFirst Bancorp, Inc.           Pennsylvania  16117
                      ESB Bank, F.S.B.

Charles Delman        Retired                           102 West Woodland Drive
                                                        Aliquippa,
                                                        Pennsylvania  15001

Edmund C. Smith       Retired                           103 Grouse Lane
                                                        Sewickley,
                                                        Pennsylvania  15143

George William        President                         712 Morningstar Drive
 Blank, Jr.           George W. Blank Supply            Ellwood City,
                       Co., Inc.,                       Pennsylvania  16117
                      Ellwood City, Pennsylvania

Lloyd L. Kildoo       Owner and Funeral Director        Rd. #4, Box 528
                      Glenn-Kildoo Funeral Homes        New Castle,
                      of Zelienople and Cranberry,      Pennsylvania  16101
                      Pennsylvania


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CUSIP No. 897332102                                    Page  13  of  13  Pages

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OF PENNFIRST BANCORP, INC.


                    Present Principal Occupation
                     and Name and Address Where               Address of
Name                Such Employment Is Conducted         Business or Residence
- ----                -----------------------------        ---------------------

Frank D. Martz        Senior Vice President of              600 Lawrence Avenue
                       Operations and Secretary             Ellwood City,
                      PennFirst Bancorp, Inc.               Pennsylvania  16117
                      ESB Bank, F.S.B.

Charles P. Evanoski   Senior Vice President and             600 Lawrence Avenue
                       Chief Financial Officer              Ellwood City,
                      PennFirst Bancorp, Inc.               Pennsylvania  16117
                      ESB Bank, F.S.B.

Todd F. Palkovich     Senior Vice President of              600 Lawrence Avenue
                       Lending                              Ellwood City,
                      PennFirst Bancorp, Inc.               Pennsylvania  16117
                      ESB Bank, F.S.B.
John T. Stunda      Senior Vice President                   600 Lawrence Avenue
                     of Administration                      Ellwood City,
                    PennFirst Bancorp, Inc.                 Pennsylvania  16117
                    ESB Bank, F.S.B.

Robert C. Hilliard  Senior Vice President                   600 Lawrence Avenue
                     of Internal Audit/Compliance           Ellwood City,
                    PennFirst Bancorp, Inc.                 Pennsylvania  16117
                    ESB Bank, F.S.B.